Exhibit 99.1

Liquidity Services, Inc. Receives One Year Contract Extension for DoD Scrap Property Sales

WASHINGTON — September 26, 2011 — Liquidity Services, Inc. (NASDAQ: LQDT) today announced that the Defense Logistics Agency (DLA) has determined the additional three 12-month extension options under its Scrap Property sales contract (Scrap Contract) with Liquidity Services to be in the best interest of the U.S. Government and has elected to exercise the first 12-month extension period for continued sale of scrap assets of the U.S. Department of Defense (DoD).  Through this election, the Scrap Contract’s performance period has been extended through June 8, 2013. During the extended performance period, the DoD will continue to use Liquidity Services as the primary channel for the disposition of scrap property that is approved by the DoD for sale to the public.

Under the Scrap Contract, Liquidity Services manages the receipt, storage, marketing and disposition of virtually all scrap property generated by DoD installations throughout the United States.  Assets are offered for sale through Liquidity Services’ online auction marketplace, www.govliquidation.com, to a global buyer base, generating over $35 million per year in distributions back to the U.S. Treasury. The DLA recently honored Liquidity Services with the Recognized Cost Saver vendor excellence award for its continued outperformance in efficiently handling the DoD’s scrap sales, while increasing revenue to the government and significantly reducing operational costs.

“As an innovative solution provider and recognized cost saver for the DoD for over ten years, we are pleased that the DLA has elected to extend our scrap contract for the initial 12-month period,” said Bill Angrick, Chairman and CEO of Liquidity Services. “Each week, we receive an average of 30 million pounds of DoD scrap material which we must identify, process and prepare for sale. Our unyielding focus remains on maximizing efficiency and revenue enhancement on each pound of scrap we receive while also protecting our nation’s security and maintaining 100% compliance with each sale.”

The principal terms of the modification to the Scrap Contract are described in an 8-K to be filed today with the SEC. All other principal terms of the original contract remain in effect.

About Liquidity Services, Inc. (LQDT)

Liquidity Services, Inc. (NASDAQ: LQDT) provides leading corporations, public sector agencies and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets.  On behalf of its clients, Liquidity Services has completed the sale of over $2.0 billion of surplus, returned and end-of-life assets, in over 500 product categories, including consumer goods, capital assets and industrial equipment. The company is based in Washington, D.C. and has approximately 700 employees. Additional information can be found at: www.liquidityservicesinc.com.

Forward-Looking Statements

This document contains forward-looking statements regarding the contract extension and other matters that are made pursuant to the Private Securities Litigation Reform Act of 1995. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements.  Important factors that could cause our actual results to differ materially from those implied by the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, including, but not limited to, those set forth in Part I, Item IA (Risk Factors). There may be other factors of which we are currently unaware that may adversely affect our actual results. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.

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Media and Investor Contact

Julie Davis

202.558.6234

julie.davis@liquidityservicesinc.com